Exhibit 99.1

          MOVIE GALLERY DECLARES QUARTERLY DIVIDEND OF $0.03 PER SHARE

    DOTHAN, Ala., June 23 /PRNewswire-FirstCall/ -- Movie Gallery (Nasdaq: MOVI) today announced that the Board of Directors has declared a dividend to common stockholders of $0.03 per share, payable on July 26, 2005, to stockholders of record at the close of business on July 12, 2005.

    This represents the seventh consecutive quarterly dividend paid by the Company.

    About Movie Gallery
    Movie Gallery is the second largest North American video rental company with annual revenue in excess of $2.5 billion and more than 4,700 stores located in all 50 U.S. states, Mexico and Canada. Since the Company's initial public offering in August 1994, Movie Gallery has grown from 97 stores to its present size through acquisitions and new store openings.

     Contacts:  Michelle Lewis
                334-702-2416

SOURCE  Movie Gallery, Inc.
    -0-                             06/23/2005
    /CONTACT:  Michelle Lewis of Movie Gallery, +1-334-702-2416/
    /Web site:  http://www.moviegallery.com /